LANDLORD LIEN SUBORDINATION AGREEMENT

THIS LANDLORD LIEN SUBORDINATION AGREEMENT, dated as of November 15, 2017, is made by and among [                    ] (“Landlord”), Equipment Sales and Service, Inc., a Florida corporation; MagneGas Corporation, a Delaware corporation (collectively, “Tenant”), and POINT FINANCIAL, INC., an Arizona corporation (“Lender”).

WHEREAS, Landlord and Tenant have entered that certain lease dated as of [                         ] (the “Lease”), covering certain premises (the “Premises”) in the building (the “Building”) located at [    ], commonly know as [                    ].

WHEREAS, Lender has conditionally committed to make Tenant’s parent company a lease/loan (the “Loan”) under the terms of certain loan agreements/documents dated November 15, 2017 between Lender and Tenant. Tenant has or will secure the repayment of the Loan by, among other things, granting Lender a security interest in a portion of Tenant’s equipment and personal property directly related to the business of Tenant and located at the Premises, as more particularly described on Exhibit A attached hereto and made a part hereof (the “Collateral”)

NOW, THEREFORE, Landlord, Tenant and Lender hereby agree as follows:

1. The interest of Lender in the Collateral shall at all times be superior to any interest Landlord may now or hereafter have in the Collateral.

2. If Tenant defaults under its agreement with Lender, Lender will be permitted upon at least ten (10) days’ prior written notice from Lender to Landlord to remove the Collateral, subject to the compliance with the terms and provisions of the Lease, the rules and regulations of the Building, and all applicable laws. Any activities in connection with such removal will be accomplished with as little disruption to Landlord’s operation of the Building as possible, and Lender will be responsible, at its expense, for repairing any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, however, no sale of the Collateral, either public or private, may be conducted on the Premises or in the Building by or on behalf of Lender or Tenant, nor will any advertising of any kind as to the availability of the Collateral be permitted on the Premises or in the Building. Tenant hereby consents to Landlord affording Lender entry to the Premises and the Building for the foregoing purposes, and waives any claims or rights it may have against Landlord by reason of affording such entry to Lender or by reason of Lender’s removal of the Collateral.

3. Notwithstanding the foregoing, Landlord’s agreements hereunder and Lender’s rights and security interest with respect to the Collateral will terminate with respect to any of the Collateral that is not removed from the Premises by Lender prior to the expiration of the Lease, regardless of whether full payment or performance by Tenant under its agreement with Tenant has then yet occurred; provided, however that in the event that Landlord has terminated (or intends to terminate) the Lease prior to the scheduled expiration date thereof, Landlord shall give Lender written notice thereof and a period of ninety (90) days after such notice to remove the Collateral from the Premises. Any Collateral which is not removed from the Premises prior to the expiration of the Lease or such ninety (90) day period, as applicable, will be deemed abandoned by Lender and Tenant, and will become the property of Landlord, without any compensation to Lender or Tenant, and may be disposed of by Landlord as it sees fit. However, if the Lease expires as of the scheduled expiration date thereof and any of the Collateral is abandoned on the Premises, Landlord shall notify Lender in accordance with the abandoned property procedures set forth under applicable Florida law prior to disposing of any such Collateral.

4. In consideration for Landlord’s agreements herein, Lender agrees to indemnify, defend and hold Landlord harmless from and against any claim, liability, damage or expense, including reasonable attorneys’ fees, incurred by Landlord as a result of any act or omission of Lender or its agents, employees, contractors or representatives in or about the Premises or the Building or otherwise taken in connection with this Agreement. The foregoing indemnification will survive the expiration or termination of the Lease and this Agreement.

5. All notices in connection with this Agreement shall be in writing and delivered by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service. For purposes of this Agreement, notices shall be given at the addresses set forth below. Either party may, at any time, change its notice address (other than to a post office box address) by giving the other party written notice of the new address.

Landlord:

Lender:	Point Financial, Inc. 3318 East Kachina Drive Chandler, Arizona 85044 Attn: Michael J. O’Malley

Tenant:	MagneGas Corporation Attn: Chief Financial Officer 11885 44th Street North Clearwater, Florida 33762

6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7. Failure of either party at any time to require performance of any provision of this Agreement shall not limit such party’s right to enforce such provision, nor shall any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself.

8. In any action or proceeding between or among the parties concerning this Agreement, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred.

9. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Florida.

10. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Landlord, Tenant and Lender have executed this Agreement as of the date first written above.

Landlord:	Tenant:

[ ]	MAGNEGAS CORPORATION; EQUIPMENT SALES AND SERVICE, INC.,

By:
Name:
Its:

By:
	Name:	Ermanno Santilli
	Its:	Authorized Signatory

LENDER:

POINT FINANCIAL, INC.,
an Arizona corporation

By:
Name:	Michael J. O’Malley
Title:	President

EXHIBIT A

COLLATERAL

The word “Collateral” as used herein solely means Tenant’s inventory, furniture and equipment (except as provided below) that is located on the Premises, which constitutes a portion of Tenant’s personal property in which Lender has acquired or will acquire a security interest pursuant to the Loan. None of the Collateral located on the Premises shall be deemed to be fixtures or to constitute part of an operating plant, nor shall the Collateral be deemed to include the Lease or any leasehold improvements or fixtures, such as heating, ventilation or air conditioning (HVAC), sprinkler, electrical or other utility systems, or similar items, which are and shall remain the property of Landlord.